UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

6312 S. Fiddler's Green Circle, Suite 100N, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On September 11, 2024, Michelle Swanback, president of TTEC Holdings, Inc. (“TTEC”) and TTEC Engage business segment’s chief executive officer, notified the company that she is resigning, effective December 31, 2024. Over the next few months, Ms. Swanback will support an orderly transition of her TTEC Engage responsibilities to John Abou, TTEC Engage president. Her responsibilities as the president of TTEC Holdings, Inc. will revert back to Kenneth Tuchman, TTEC Holdings, Inc.’s chief executive officer.

(c) John P. Abou, 50, joined TTEC in July 2024 as president of the TTEC Engage business segment. Mr. Abou is a 27-year veteran of the business process and technology outsourcing industry. Before joining TTEC, Mr. Abou worked for Sutherland Global Services, where between 2023 and 2024, he served as the chief executive officer of CXM practice and as the global head of service delivery; prior to 2023, he held positions of increasing responsibility, including the chief executive officer for technology-media-communication vertical and travel and retail verticals. Mr. Abou holds a bachelor’s degree in accounting and an executive MBA.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: September 11, 2024	By:	/s/ Margaret B. McLean
Margaret B. McLean
General Counsel & Chief Risk Officer